Exhibit 4.5

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2008, by and among B.O.S Better Online Solutions Ltd. (the “Company”), and the other parties listed on Schedule I hereto (each, an “Investor” and collectively, the “Investors”).

        WHEREAS, subject to the terms and conditions herein, the Investors desire to acquire from the Company, and the Company desires to issue to the Investors Ordinary Shares of the Company, par value NIS 4.00 each (each, a “Share” and collectively, the “Shares”, and when referred to the shares to be purchased by each Investor, such number of shares as set forth opposite such Investor’s name in the column labeled “No. of Shares” on Schedule 1 hereto) for the amounts set forth in Schedule 1 hereto.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.     PURCHASE AND SALE OF SHARES.

    1.1        Subject to the satisfaction of the terms and conditions described in this Agreement, at the Closing (as defined below), the Company agrees to sell to each Investor, and each Investor, severally and not jointly, agrees to purchase from the Company, such number of Shares, against such amount, as is set forth opposite such Investor’s name in the columns labeled “No. of Shares”and “Purchase Amount”, respectively, on Schedule 1 hereto, and reflecting a price of $1.35 per Ordinary Share (the “PPS”).

    1.2        At the Closing, the Company shall issue and deliver to the Investors a Warrant in the form attached hereto as Exhibit A (the “Warrant”) to purchase such number of Shares as is set forth opposite such Investor’s name in the columns labeled “No. of Warrants”. The Warrant shall be exercisable for a period of 2 (two) years from the date of issuance (the “Warrant Issue Date”). The Warrant’s exercise price shall be $1.60 per Share.

2.     CLOSING. The execution and delivery of this Agreement shall occur upon delivery by facsimile of executed signature pages of this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement to Amit, Pollak, Matalon & Co., NITSBA Tower, 17 Yitzhak Sadeh St., Tel-Aviv 67775 Israel attn: Shlomo Landress, Adv., Fax: (972) 3 568-9001. The closing of the purchase and sale of the Shares will take place ten (10) days after the date hereof (or, if such date is not a business day, on the next business day thereafter), provided on such date the conditions for Closing set forth in Sections 5 and 6 herein shall have been satisfied in full or waived by the appropriate party thereunder, or at such different date as may be mutually acceptable to the Investors and the Company (the “Closing”). At the Closing, each Investor shall deliver to the Company payment in full (without deduction of any fees or taxes) for the Shares to be purchased by such Investor in the amount set forth opposite such Investor’s name in the column labeled “Purchase Amount” on Schedule 1, via wire transfer of immediately available funds or bank or cashier’s check. At the Closing, the Company will deliver to each Investor a duly executed share certificate reflecting such number of shares set forth opposite such Investor’s name in the column labeled “No. of Shares”.

3.     REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to each Investor that:

    3.1        Corporate Organization. The Company is a corporation duly incorporated and validly existing under the laws of Israel, and has the corporate power to own its property and to carry on its business as now being conducted. The Company’s shares are traded on the Nasdaq Global Market and on the Tel-Aviv Stock Exchange and as such it is subject to both US and Israeli Securities Laws.

    3.2        Due Authorization and Valid Issuance. The Company has the corporate power to enter into this Agreement and the Registration Rights Agreement (the “Transaction Documents”). The Transaction Documents have been, or will have been, at the time of their respective execution and delivery, duly executed and delivered by the Company. Prior to the Closing of this Agreement, the Company shall have acted to complete all corporate action necessary on its part for the issuance, sale and delivery of the Shares. The Shares being purchased by the Investors hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

    3.3        Binding Agreement. The Transaction Documents constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors and contracting parties generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and (iii) rights to indemnity and contribution may be limited by Israeli or U.S. state or federal securities laws applicable to the Company or by the public policy underlying such laws.

    3.4        Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions or the performance of the obligations contemplated hereby and thereby will result in any violation or breach of Company’s articles of association, by-laws, board resolutions or shareholders resolutions.

    3.5        No Consent. To the Company’s best knowledge, and in reliance on the representations of the Investors given in Section 4 hereof, except for reporting obligations and approvals required under applicable security laws and market regulations in Israel and the United States and for notices to or approvals by the Office of the Chief Scientist and the Investment Center of the Ministry of Industry, Trade and Labor (if required), no consent of any governmental body or third party is required to be made or obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions or the performance of the obligations contemplated hereby and thereby by the Company.

    3.6        Capitalization. The authorized share capital of the Company consists of 35,000,000 Ordinary Shares, par value NIS 4.00 per share, of which, as of June 15, 2008, 11,467,778 Ordinary Shares are issued and outstanding. The Company is currently in discussions with other investors with respect to additional financings, in which financings the price per share may be different than the PPS hereunder.

    3.7        Financial Statements.

        The audited consolidated financial statements of the Company as of December 31, 2007 and the related notes thereto, as filed by the Company with the Securities and Exchange Commission (“SEC”) under Form 20-F on June 30, 2008 fairly present the financial position of the Company as of their respective dates, and have been prepared in accordance with the books and records of the Company as at the applicable dates and for the applicable periods. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or as may be permitted by the Securities and Exchange Commission and except as disclosed in the filings the Company made in connection with such statements, if any.

    3.8        Legal Proceedings. Except as disclosed in the Company’s public filings, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party.

    3.9        Intellectual Property. (i) The Company, either directly or through its subsidiaries, owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) described or referred to in the Company’s public filings as owned or possessed by it,except where the failure to own or possess would not have a material adverse effect on the Company, (ii) to the knowledge of the Company, the Company is not infringing, nor has it received any notice of, any asserted infringement of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the Company.

    3.10        Compliance with Law. To the knowledge of the Company, the business of the Company is conducted in accordance with applicable laws, except to extent that, individually or in the aggregate, would not have a material adverse effect on the Company.

    3.11        Disclosure. The representations and warranties of the Company contained in this Section 3 as of the date hereof and as of the Closing, and in the Company’s public filings with the SEC, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein, in light of the circumstances under which they are made, not misleading. Investors are referred to the Company’s Annual Report on Form 20-F filed with the SEC on June 30, 2008.

4.     REPRESENTATIONS OF THE INVESTORS. Each of the Investors severally represents to the Company that:

    4.1        Enforceability. If such Investor is a corporation, partnership, limited liability company, trust or other entity, (i) it is authorized and qualified and has full right and power to become an investor in the Company, is authorized to purchase the Shares and to perform its obligations pursuant to the provisions hereof, (ii) the person signing the Transaction Documents and any other instrument executed and delivered therewith on behalf of such Investor has been duly authorized by such entity and has full power and authority to do so, and (iii) such Investor has not been formed for the specific purpose of acquiring an interest in the Company.

    4.2        Restrictions on Transferability and Hedging.

    4.2.1        Such Investor understands that (i) the Shares have not yet been registered under the Securities Act of 1933, or under the laws of any other jurisdiction; (ii) such Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act and, where required, under the laws of other jurisdictions or unless an exemption from registration is then available; (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares to be purchased by the Investor.

    4.2.2        Such Investor acknowledges and agrees that the certificates representing the Shares shall bear restrictive legends as counsel to the Company may determine are necessary or appropriate, including without limitation, legends under applicable securities laws similar to the following:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, assigned or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of the Company’s counsel that registration under such Act is not required.”

4.2.3 The Company will not register any transfer of Shares not made pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

4.2.4 The Investor agrees not to engage in hedging transactions with regard to the Shares sold pursuant to this Agreement.

    4.3        Offshore Transaction. The Investor is not a “U.S. Person”, as such term is defined in Regulation S under the Securities Act of 1933 (“Reg. S”), its principal address is outside the United States and it has no present intention of becoming a resident of (or moving its principal place of business to) the United States. The Investor was located outside the United States at the time any offer to sell and any other action in connection with such offer and sale was made to the Investor and at the time that the buy order was originated by the Investor. The Shares are being acquired solely for the Investor’s own account, and in no event and without derogating from the foregoing, for the account or the benefit of a U.S. person. The Investor shall comply with the applicable distribution compliance periods pursuant to Reg. S.

    4.4        Investment Purposes. The Shares are being acquired for investment purposes. The Shares are not being purchased with a view to, or for sale in connection with, any distribution or other disposition thereof. The Investor has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition and it will not divide its interest in the Company’s Shares with others, resell or otherwise distribute the Shares in violation of federal or state US Securities laws or the Israeli Securities Law.

    4.5        Information and Advice.

    4.5.1        Such Investor has carefully reviewed and understands the risks of a purchase of the Shares. In connection with such Investor’s investment in the Company, it has obtained the advice of its own investment advisors, counsel and accountants (the “Advisors”). Such Investor and its Advisors have reviewed the Company’s public filings and have been furnished with all materials relating to the Company or the offering of the Shares (the “Offering”) that they have requested. Such Investor and its Advisors have been afforded the opportunity to ask questions of the Company concerning the financial and other affairs of the Company and the conditions of the Offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth with respect to the Shares.

    4.5.2       The Company has answered all reasonable inquiries that such Investor and its Advisors have made concerning the Company or any other matters relating to the creation and operations of the Company and the terms and conditions of the Offering.

    4.6        Sophistication and Risk.

    4.6.1       It has such knowledge and experience in financial and business matters, that it is capable of evaluating, and has evaluated, the merits and risks of the Offering. By reason of its business or financial experience, it has the capacity to protect its interests in connection with an investment in the Company.

    4.6.2       It understands that no Israeli or U.S. federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the transactions contemplated in the Transaction Documents.

4.6.3 It understands that the Shares are speculative investments, which involve a high degree of risk, including the risk that such Investor might lose its entire amount invested in the Company.

    4.6.4       It understands that any tax benefits that may be available to such Investor may be lost through adoption of new laws, amendments to existing laws or regulations, or changes in the interpretation of existing laws and regulations.

    4.6.5       It has the financial ability to bear the economic risk of its investment in the Company and has adequate net worth and means of providing for the Investor’s current needs and contingencies to sustain a complete loss of the Investor’s investment and has no need for liquidity in the Investor’s investment in the Company.

4.6.6 It is an “Accredited Investor,” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

    4.7        No solicitation. At no time was such Investor presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation concerning the Offering.

    4.8        Broker-Dealer. The Investor is not a broker-dealer, nor is it an affiliate of any broker-dealer.

    4.9        Further Indebtedness. Such Investor acknowledges that no provision of the Transaction Documents executed and delivered by the Company restricts, or shall be construed to restrict, in any way the ability of the Company to incur indebtedness or to issue share capital or other equity securities (or securities convertible into equity securities) of the Company or to grant liens on its property and assets.

    4.10        Voting and/or Investment Control over the Investor. Each Investor has made available to the Company a list of individuals who have or share voting and/or investment control over such Investor. The Investor shall update such list as reasonably requested by the Company to comply with request for such information from any regulatory body.

    4.11        Independent Investment. No Investor has agreed to act with any other Investor for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder, and each Investor is acting independently with respect to its investment in the Shares. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors, or any of them, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors, or any of them, are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

    4.12        Holdings. Schedule 1 attached hereto reflects the holdings of the Company’s shares by each Investor and its affiliates as of the date hereof, and as of the Closing.

    4.13        Availability of Exemptions. The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption or exemptions from the registration requirements of Israeli and U.S. Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Shares.

    4.14         Indemnification. The Investor agrees to indemnify, defend and hold harmless the Company and its shareholders, directors, executive officers and affiliates from and against all liability, damage, losses, costs and expenses (including reasonable attorneys’ fees) which they may incur by reason of the failure of the Investor to fulfill any of the terms and conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Investor herein or in any document provided by the Investor to any executive officers, directors, the Company or any of their affiliates.

    4.15        Disclosure. The representations and warranties of the Investor contained in this Section 4 as of the date hereof and as of the Closing, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they are made, not misleading. Each Investor understands and confirms that the Company will rely on the foregoing representations in effecting the transaction contemplated in the Transaction Documents and other transactions in securities of the Company.

5.     CONDITIONS OF EACH INVESTOR’S OBLIGATION AT THE CLOSING. The obligation of each Investor to purchase its respective Shares is subject to the fulfillment or waiver by such Investor prior to or on the date of the Closing of the conditions set forth in this Section 5. In the event that any such condition is not satisfied to the satisfaction of an Investor, then such non-satisfied Investor shall not be obligated to proceed with the purchase of such securities.

    5.1        Representations and Warranties. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing, with the same effect as though made on and as of such date.

    5.2        Compliance with Agreements. The Company shall have performed and complied in all material respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing.

    5.3        Registration Rights Agreement. As of the Closing, the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) shall have been executed and delivered by the Company and each Investor.

    5.4        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement

6.     CONDITIONS OF THE COMPANY’S OBLIGATION AT THE CLOSING. The obligation of the Company to issue the Shares to the Investors at the Closing is subject to the fulfillment or waiver by the Company prior to or on the Closing of the conditions set forth in this Section 6. In the event that any such condition is not satisfied to the satisfaction of the Company, then the Company shall not be obligated to proceed with the sale of the securities under this Agreement.

    6.1        Representations and Warranties. The representations and warranties of all Investors under this Agreement shall be true in all material respects as of the Closing, with the same effect as though made on and as of such date.

    6.2        Compliance with Agreements. All Investors shall have performed and complied in all respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing.

    6.3        Registration Rights Agreement. As of the Closing, the Registration Rights Agreement shall have been executed and delivered by all of the Investors.

    6.4        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

    6.5        Delivery of Purchase Amount. Each of the Investors shall have delivered to the Company its respective Purchase Amount for the Shares at the Closing Date.

    6.6        Government Approvals. The Company shall have received all necessary governmental approvals with respect to the transactions contemplated hereby. The Investors shall have executed any confirmations required by the Office of Chief Scientist. .

    6.7        Notices to Nasdaq and the TASE. The Company shall have made all required filings of notices with Nasdaq and the Tel Aviv Stock Exchange. The Company shall use its best efforts to complete such filings.

7.     CONFIDENTIALITY. Any information disclosed to each of the Investors or their respective Advisors , which has not previously been made available to the general public by the Company, if any, shall be considered Confidential Information. Each Investor acknowledges the confidential nature of the Confidential Information it may have received, and agrees that the Confidential Information is the valuable property of the Company. Each Investor agrees that it and its Advisors shall not reproduce any of the Confidential Information without the prior written consent of the Company, nor shall they use any Confidential Information for any purpose except as permitted by and in the performance of this Agreement, or divulge all or any part of the Confidential Information to any third party. The confidentiality obligations undertaken by the Investors hereunder will remain in full force and effect regardless of the execution and consummation or termination of this Agreement.

8.     MISCELLANEOUS.

    8.1        Amendments. This Agreement may be modified, supplemented or amended only by a written instrument executed by the Company and the Investors (or, the applicable Investor, as the case may be).

    8.2        Notices. Any notice that is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes, (i) when delivered in writing by hand, upon delivery; (ii) if sent via facsimile, upon transmission and electronic confirmation of receipt (and if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt), (iii) seven (7) business days (and fourteen (14) business days for international mail) after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or (iv) three (3) business days after being sent by internationally overnight delivery providing receipt of delivery, to the following addresses:

if to the Company, B.O.S Better Online Solutions Ltd., 20 Freiman Street, Rishon Lezion, 75101 Israel Attn: Mr. Eyal Cohen, CFO, facsimile: (972) 3 954-1003, with a copy to Amit, Pollak Matalon & Co., Nitsba Tower, 17 Yitzhak Sadeh St., Tel-Aviv 67775 Israel attn: Shlomo Landress, Adv. Fax: (972) 3 568-9000; or at any other address designated by the Company to the Investors in writing;

if to an Investor, to its address listed on Schedule 1 hereto or at any other address designated by the Investor to the Company in writing.

    8.3        Survival of Representations and Warranties. All representations and warranties contained herein or in any Transaction Document or in any other certificate delivered hereunder or thereunder shall survive after the execution and delivery of this Agreement or such certificate or document, as the case may be, for a period of 24 months from the date hereof. All covenants and agreements in any Transaction Documents shall survive in accordance with their terms. This Section shall survive the termination of this Agreement for any reason.

    8.4        Delays or Omissions; Waiver. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

    8.5        Other Remedies. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

    8.6        Entire Agreement. This Agreement and the exhibits and schedules hereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

    8.7        Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

    8.8        Severability. Should any one or more of the provisions of this Agreement (including its exhibits and schedules) or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision, which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

    8.9        Assignment. This Agreement may not be assigned in whole or in part by any Investor without the prior written consent of the Company.

    8.10        Governing Law and Venue. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Israel, without regard to conflict of laws provisions. Any dispute arising under or in relation to this Agreement shall be adjudicated in the competent court of Tel Aviv-Jaffa district only, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

    8.11        Counterparts. This Agreement may be executed concurrently in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.12        Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

    8.13        Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

B.O.S. BETTER ONLINE SOLUTIONS LTD. By: —————————————— Name: —————————————— Title: ——————————————	MRS. SOPHIE DULAC ——————————————

Address for Notices:	Address for Notices:

20 Freiman Street	86 Avenue Niel
Rishon Lezion 75101, Israel	75017 Paris, France
Attention: Eyal Cohen , CFO
Facsimile: (972) 3 954-1003	Facsimile:

MCKENZIE JORDAN AND CIE INC. By: —————————————— Name: —————————————— Title: ——————————————	KENTVILLE COMPANY INC. By: —————————————— Name: —————————————— Title: ——————————————

Address for Notices:	Address for Notices:

1000 de la Gauchetière West No 2900,	1000 de la Gauchetière West No 2900,
Montréal, Québec, Canada H3B 4W5	Montréal, Québec, Canada H3B 4W5
Attention:	Attention:
Facsimile:	Facsimile:

Schedule 1

INVESTOR'S NAME AND ADDRESS	PURCHASE AMOUNT	NO. OF SHARES PURCHASED	NO. OF WARRANTS

Mrs. Sophie Dulac
86 Avenue Niel, 75017
Paris, France	$335,000	248,148	124,074

McKenzie Jordan and Cie Inc.
Registrar of Quebec
number 1161443438
1000 de la Gauchetière
West No 2900,
Montréal, Québec
Canada H3B 4W5	$335,000	248,148	124,074

Kentville Company Inc.
Registrar of Quebec,
number no 1161426029,
1000 de la Gauchetière
West No 2900,
Montréal, Québec
Canada H3B 4W5	$330,000	244,444	122,222

Total	$1,000,000	740,740	370,370

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 16, 2008, by and between B.O.S. Better Online Solutions Ltd., an Israeli corporation (the “Company”), and the other parties listed on Schedule 1 hereto (each an “Investor” and collectively, the “Investors”). The Company and the Investors shall be referred to herein collectively as the “Parties”.

        This Agreement is made pursuant to the Share Purchase Agreement of even date hereof, by and between the Investors and the Company (the “Share Purchase Agreement”).

        The Company and each of the Investors hereby agree as follows:

9.     Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Share Purchase Agreement shall have the meanings given to such terms in the Share Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

        “Affiliate” of any specified person means any other person, directly or indirectly, controlling or controlled by or under common control with such specified person. For the purpose of this definition “control” as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

        “Commission” means the Securities and Exchange Commission.

        “Ordinary Shares” means the Company’s Ordinary Shares, NIS 4.00 nominal value per share.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

        “Holder” or “Holders” means the Investor or any of its successors to the extent any of them hold Registrable Securities, provided that only registered holders of Registrable Securities shall be counted for purposes of calculating any proportion of holders entitled to take any action, receive any damages or give any notice pursuant to this Agreement.

        “Indemnified Party” shall have the meaning set forth in Section 6(c).

        “Indemnifying Party” shall have the meaning set forth in Section 6(c).

        “Majority Holders” shall means the Holders of a majority of the then outstanding aggregate amount of Registrable Securities registered under an applicable Registration Statement, provided that Registrable Securities which have been sold or otherwise transferred pursuant to the Registration Statement or Rule 144 or are transferable without restriction under Rule 144 shall not be included in the calculation of Majority Holders.

        “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial Proceeding, such as a deposition), whether commenced or threatened.

        “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        “Registrable Securities” means the Ordinary Shares purchased pursuant to the Share Purchase Agreement and any shares issued to the Investors in connection therewith prior to the date the Registration Statement was declared effective by the Commission, including bonus shares and shares granted pursuant to a share split. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed without volume limitations pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

        “Registration Statement” means the registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        “Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

10.     Amendments or Supplements. All references in this Agreement to amendments or supplements to the Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act, after the date of such Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated by reference therein.

11.     Incidental Registration.

    11.1        If the Company at any time shall determine to prepare and file with the Commission a Registration Statement relating to an offering of its equity securities, for its own account or the account of others (except with respect to registration statements on Form F-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all Holders of Registrable Securities of its intention so to do. The Company shall, upon the written request of any such Holder, received by the Company within 10 days after the giving of any such notice by the Company, to register any of its Registrable Securities, use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holders of such Registrable Securities. Notwithstanding the above, Registrable Securities shall be included in such Registration Statement only to the extent that their inclusion will not: (i) limit the number of securities sought to be included by the Company for its own account or pursuant to the Company’s agreements with other shareholders; (ii) in the opinion of the Company, reduce the offering price or trading price of the Company’s Ordinary Shares; or (iii) cause the Registration Statement to exceed any limit as may be mandated by the Commission or by applicable regulation.

    11.2        In the event that any registration pursuant to this Section 3, shall be, in whole or in part, an underwritten public offering, and the managing underwriter advises the Company that the inclusion of any or all of the Registrable Securities proposed to be included in such registration could interfere with the successful marketing (including pricing) of the offering, then the size of the offering shall be reduced accordingly with any reduction applied first to the Registrable Securities proposed to be registered and thereafter to securities of other shareholders proposed to be registered.

    11.3        Notwithstanding the foregoing provisions, the Company may withdraw any Registration Statement referred to in this Section 3 without thereby incurring any liability to the Holders of the Registrable Securities.

12.     Registration Procedures. If and whenever the Company shall have filed a Registration Statement which includes Registrable Securities under the Securities Act, the Company shall:

    12.1        prepare and file with the Commission the Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its reasonable commercial efforts to cause the Registration Statement to become effective;

    12.2        prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement and to keep such Registration Statement effective;

    12.3        furnish to the Holder such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

    12.4        use its best efforts to list the Registrable Securities covered by the Registration Statement with any securities exchange on which the Ordinary Shares of the Company are then listed;

    12.5        immediately notify the Holder at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event, of which the Company has knowledge, as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

13.     Registration Expenses. All expenses relating to the Company’s compliance with Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the NASD, fees of transfer agents and registrars are called “Registration Expenses”. All selling commissions and discounts applicable to the sale of Registrable Securities, are called “Selling Expenses.” The Company shall only be responsible for all Registration Expenses and not for any Selling Expenses, which shall be the sole responsibility of the Holders.

14.     Indemnification.

    14.1        In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holder, and its officers, directors and each other person, if any, who controls the Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Holder or any such person in writing specifically for use in any such document; (B) use of the Registration Statement or the related Prospectus following a Discontinuation Event (as defined below), provided Holder received prior notice of such Discontinuation Event; or (C) if the Holder fails to deliver a Prospectus, as then amended or supplemented.

        Notwithstanding the foregoing, the Company shall not be liable for any losses, claims, damages or liabilities by reason of any compromise, consent to entry of judgment, or settlement effected without the Company’s prior written consent, which consent shall not be unreasonably withheld or conditioned.

    14.2        In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Holder will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Holder to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Holder will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Holder specifically for use in any such document.

    14.3        Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party hereunder, except for any liability which it may have to such Indemnified Party if and to the extent the Indemnifying Party is substantially prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

    14.4        In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which that an Indemnified Party or any officer, director or controlling person thereof, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced, notwithstanding the fact that this Section 6 provides for indemnification in such case, then the Indemnifying Party will contribute to the aggregate losses, claims, damages or liabilities to which it may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the relative fault of the Indemnified Party as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue statement or omission or alleged untrue statement of a material fact or the omission to state a material fact relates to information provided by the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

    14.5        The provisions of this Section 6 will remain in full force and effect and survive the sale by the Holder of the Registrable Securities covered by the Registration Statement.

15.     Miscellaneous.

    15.1        Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

    15.2        Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

    15.3        Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Section 7(c), a “Discontinuation Event”shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

    15.4        Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

    15.5        Notices. Any notice or request hereunder may be given to the Company or the Investor at the respective addresses set forth for such Investor in the Share Purchase Agreement and in accordance with the notice provisions stipulated therein.

    15.6        Successors and Assigns.This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may not assign its respective rights hereunder (or any part thereof) without the prior written consent of the Company.

    15.7        Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

    15.8        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party irrevocably agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the competent court of Tel Aviv-Jaffa district only.

    15.9        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

    15.10        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

B.O.S. BETTER ONLINE SOLUTIONS LTD. By: —————————————— Name: —————————————— Title: ——————————————	MRS. SOPHIE DULAC ——————————————

Address for Notices:	Address for Notices:

20 Freiman Street	86 Avenue Niel
Rishon Lezion 75101, Israel	75017 Paris, France
Attention: Eyal Cohen , CFO
Facsimile: (972) 3 954-1003	Facsimile:

MCKENZIE JORDAN AND CIE INC. By: —————————————— Name: —————————————— Title: ——————————————	KENTVILLE COMPANY INC. By: —————————————— Name: —————————————— Title: ——————————————

Address for Notices:	Address for Notices:

1000 de la Gauchetière West No 2900,	1000 de la Gauchetière West No 2900,
Montréal, Québec, Canada H3B 4W5	Montréal, Québec, Canada H3B 4W5
Attention:	Attention:
Facsimile:	Facsimile:

Schedule 1

INVESTOR'S NAME AND ADDRESS	PURCHASE AMOUNT	NO. OF SHARES PURCHASED	NO. OF WARRANTS

Mrs. Sophie Dulac
86 Avenue Niel, 75017
Paris, France	$335,000	248,148	124,074

McKenzie Jordan and Cie Inc.
Registrar of Quebec,
number 1161443438
1000 de la Gauchetière
West No 2900,
Montréal, Québec
Canada H3B 4W5	$335,000	248,148	124,074

Kentville Company Inc.
Registrar of Quebec,
number no 1161426029
1000 de la Gauchetière
West No 2900,
Montréal, Québec
Canada H3B 4W5	$330,000	244,444	122,222

Total	$1,000,000	740,740	370,370